Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 1, 2026, relating to the consolidated financial statements of Ionic Digital Inc. (the Company) appearing in the Company’s Registration Statement on Form S-1, as amended (No. 333-297125).

/s/ BDO USA, P.C.

BDO USA, P.C.
Los Angeles, California

July 30, 2026